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                         WIRELESS XCESSORIES GROUP, INC.
                             1995 STOCK OPTION PLAN



         1. PURPOSE OF PLAN. The Wireless Xcessories Group, Inc. Stock Option Plan (the "Plan") is intended as an incentive to attract and retain persons of training, experience and ability as directors, employees and non-employee consultants and advisors of Wireless Xcessories Group, Inc. (the "Company") and its subsidiaries to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries. Stock options ("Options") granted under the Plan may, at the discretion of the granting authority, but need not contain such terms as will qualify the Options as incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto.

         2. ADMINISTRATION OF PLAN. The Board of Directors (the "Board") or a Stock Option Committee (the "Committee") appointed and maintained by the Board shall have the power to administer the Plan. The Committee shall consist of at least two members who shall serve at the pleasure of the Board. The Board or the Committee shall have full power and authority (i) to designate participants;
(ii) to designate Options or any portion thereof as ISOs; (iii) to determine the terms and provisions of respective Option Agreements (which need not be identical) including, but not limited to, provisions concerning the time or times when and the extent to which the Options may be exercised and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture; (iv) to accelerate the right of an optionee to exercise in whole or in part any previously granted Option; and (v) to interpret the provisions and supervise the administration of the Plan.


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                  The Board or the Committee shall also have the authority to grant Options in its discretion to the holder of an outstanding Option, in addition to or in exchange for the surrender and cancellation of the outstanding Option, which additional or new Option may have a purchase price lower than provided in the outstanding Option and containing such other terms and conditions as the Board or the Committee may prescribe in accordance with the provisions of the Plan.

                  All decisions and selections made by the Board or the Committee pursuant to the provisions of the Plan shall be made by a majority of its members except that no member of the Board or Committee shall vote on or be counted for quorum purposes, with respect to any proposed action of the Board or Committee relating to any Option to be granted to that member. Any decision reduced to writing and signed by a majority of the members who are authorized to make such decision shall be fully effective as if it had been made by a majority at a meeting duly held.

                  Each member of the Board or Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or liability including any sum paid in settlement of a claim with the approval of the Company arising out of any act or omission to act in connection with the Plan unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as director or otherwise under the by-laws of the Company, any agreement, vote of stockholders or disinterested directors, or otherwise.

         3. DESIGNATION OF PARTICIPANTS. The persons eligible for participation in the Plan as recipients of Options shall include only directors of the Company and employees and



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non-employee consultants and advisors of the Company or any of its subsidiaries;
provided that only employees of the Company or of any subsidiary of the Company shall be eligible to be recipients of ISOs; and provided further that eligible consultants and advisors shall be only those who render bona fide services to the Company or any subsidiary, which services may not be in connection with the offer or sale of securities in a capital raising transaction.

         4. STOCK RESERVED FOR PLAN. Subject to adjustment as provided in paragraph 6 hereof, a total of 600,000 shares of the Common Stock, $.001 par value, of the Company ("Stock") shall be subject to the Plan. The shares subject to the Plan shall consist of unissued shares and such number of shares shall be and hereby is reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Should any Option for any reason expire or be cancelled prior to its exercise or termination in full, the shares therefor subject to such Option may again be subjected to an Option under the Plan.

         5. OPTION PRICE. (a) The purchase price of each share subject to an ISO shall not be less than 100% (or 110%, if at the time of grant the optionee owns, directly or indirectly, more than 10% of the combined voting power of all classes of stock of the Company or of any subsidiary of the Company) of the Fair Market Value of such share (as defined in paragraph (b)) on the date the ISO is granted. The purchase price of each share subject to an Option or any portion thereof which is not designated by the Board or the Committee as an ISO shall not be less than the greater of 75% of the Fair Market Value of such share on the date the Option is granted or the par value of the Company's Stock.




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         (b) The determination of the Fair Market Value of a share shall be made by the Board of Directors using such method as it determines to be reasonable in the circumstances unless the shares of Common Stock are listed or admitted for trading on a national securities exchange or on the National Association of Securities Dealers Associated Quotation System ("NASDAQ"), or if not so listed or admitted, selling prices are quoted by the National Quotation Bureau, Inc. If listed or admitted, the Fair Market Value of the share shall be the closing sale price on:

                  A. The date of grant on:

                           (i) the national securities exchange, if listed or admitted on such exchange; or

                           (ii) if not so listed or admitted, on NASDAQ, if listed or admitted on NASDAQ; or

                  B. If no sales have been effected on such date, the average of the closing sale price on the most recent three trading days preceding the date of grant on the national securities exchange on which it is listed or admitted or on NASDAQ if not listed or admitted on an exchange or, if no such sales were effected on any of such markets during such three trading days, the Fair Market Value shall be the mean between the high bid and low asked prices on the exchange or NASDAQ on the date of grant, as the case may be.

                  C. If the shares are traded in the over-the-counter market and not listed or admitted on NASDAQ, the Fair Market Value of a share shall be the mean between the high bid and low asked prices as quoted for the date of grant by the National Quotation Bureau in its "pink sheets" or equivalent record or publication or, if no bid prices are




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         quoted on such date, the next preceding date to the date of grant for which a bid price is quoted.

         (c) The option price shall be payable upon the exercise of the Option in cash, by check, or, at the option of the Board or the Committee, shares of the Company's stock value at their Fair Market Value or other form satisfactory to the Board or the Committee.

         (d) The proceeds of the sale of the Stock subject to an Option are to be added to the general funds of the Company and used for its corporate purposes.

         6. ADJUSTMENTS (a) If the company is reorganized or merged or consolidated with another corporation while unexercised Options remain outstanding under the Plan, there shall be substituted for the shares subject to the unexercised portions of such outstanding Options an appropriate number of shares of each class of stock or other securities of the reorganized, or merged or consolidated corporation based on the number of shares which were distributed to the stockholders of the Company in respect of their shares, provided, however, that the unexercised Options outstanding under the Plan immediately prior to such reorganization, merger or consolidation may be exercised in full by the optionees as of the effective date of any such reorganization, merger or consolidation of the Company, without regard to the installment exercise provisions of the Option, by the optionees giving notice in writing to the Company of their intention to so exercise.

         (b) If the Company is liquidated or dissolved while unexercised Options remain outstanding under the Plan, then all such outstanding Options may be exercised in full by the optionees as of the effective date of any such liquidation or dissolution of the Company without




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regard to the installment exercise provisions of the Option by the optionees giving notice in writing to the Company of their intention to so exercise.

         (c) If the outstanding shares of stock shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination or exchange of shares, recapitalization, extraordinary dividend payable in stock of a corporation other than the Company, or otherwise in cash, or any like event by or of the Company, and as often as the same shall occur, then the number, class and kind of shares subject to this Plan and subject to any outstanding Options theretofore granted, and the option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate option price, provided, however, that no adjustment shall be made by reason of the distribution of subscription rights on outstanding stock.

         7. TERM AND EXERCISE OF OPTIONS. (a) The Option Agreement evidencing the option shall set forth the terms of the Option including the period during which it must be exercised, except that no Option may be exercisable after the expiration of 10 years from the date of grant or, if granted to a person who owns more than 10% of the voting stock of the Company at the time of grant, after the expiration of five years from the date of grant.

         (b) Options granted under the Plan shall not be transferable by optionees other than by will or the laws of descent and distribution, and during an optionee's lifetime shall be exercisable only by that optionee.

         (c) Options granted to the Company's employees or directors may not be exercised after the termination of the term of employment of the employee or, if the optionee is a non-employee director, after service as a director, unless (i) prior to the date of termination of



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employment or service, the Board or the Committee shall authorize, in the relevant Option Agreement or otherwise, an extension of the term of all or part of the Option beyond the date of such termination for a period not to exceed the period during which the Option by its terms would otherwise have been exercisable, (ii) termination of employment is without cause of the optionee, in which event any Option still in force and unexpired may be exercised within a period of 90 days from the date of such termination, but only with respect to the number of shares purchasable at the time of such termination, or (iii) termination is the result of death or disability, in which event any Option still in force and unexpired may be exercised in whole or in part without regard to the installment exercise provisions of the Option, within a period designated in the Option Agreement, but not less than 60 days from the date of termination. An Option held by a non-employee consultant or advisor which is still in force and unexpired on the date of such person's death may be exercised by such person's legal representative in whole or in part without regard to the installment exercise provisions of the Option, within a period designated in the Option Agreement, but not less than 60 days from the date of death.

         (d) The holders of Options shall not be or have any of the rights or privileges of stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until, following exercise, certificates representing such shares shall have been issued by the Company to such holders.

         (e) Any form of Option Agreement authorized by the Plan may contain such other provisions as the Board or the Committee may, from time to time, deem advisable. Without limiting the foregoing, the Board or the Committee may, with the consent of the optionee, from time to time cancel all or any portion of any Option then subject to exercise, and the Company's obligation in respect of such Option may be discharged by (i) payment to the optionee of an




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amount in cash equal to the excess, if any, of the Fair Market Value of the shares at the date of such cancellation subject to the portion of the Option so cancelled over the aggregate price of such shares, (ii) the issuance or transfer to the optionee of shares of Stock with a Fair Market Value at the date of such transfer equal to any such excess or (iii) a combination of cash and shares with a combined value equal to any such excess, all as determined by the Board or the Committee in its sole discretion.

         (f) Options shall be exercised by the optionee by giving written notice to the Company which exercise shall be effective upon receipt of such notice by the Secretary of the Company at its principal office. The notice shall specify the number of shares with respect to which the Option is being exercised.

         8. MAXIMUM ISO AWARD. The aggregate Fair Market Value of Stock (determined as of the date of the grant of options) with respect to which ISOs are exercisable for the first time by any optionee during any calendar year shall not exceed the limitation provided under Section 422 of the Code or any successor provision thereto.

         9. PURCHASE FOR INVESTMENT. Unless shares of Stock covered by the plan have been registered under the Securities Act of 1933, as amended (the "Act"), or the Company has determined that such registration is unnecessary, each person exercising an Option under the Plan may be required by the Company to give a representation in writing that such person is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Company reserves the right to appropriately legend certificates evidencing the share issuable upon exercise that the shares may not be sold or transferred until they are registered under the Act or transferred in a transaction



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exempt from registration thereunder and to place stop transfer orders on their records as to such shares.

         10. TERMINATION OF PLAN. The Plan shall be effective as of June 6, 1995 and shall terminate on a date 10 years thereafter.

         11. AMENDMENTS OR TERMINATION. The Board may amend, alter, or discontinue the Plan except that no amendment or alteration shall be made which would impair the rights of the holder of any Option therefore granted without his consent, and except that no amendment or alteration shall be made which, without the approval of the stockholders of the Company, would:

         (a) Increase the total number of shares reserved for the purposes of the Plan, except as is provided in Section 6, or decrease the minimum option price provided in Section 5, or change the class of persons eligible to participate in the Plan as provided in Section 3; or

         (b)      Extend the option period provided for Section 7.

         12. GOVERNMENT REGULATIONS. The Plan and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares or cash under such Options shall be subject to all applicable laws, rules, and regulations, including the registration of the shares under to the Securities Act of 1933, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         13. GOVERNING LAW. This Plan shall be deemed made in the State of New York and shall be governed by and construed and enforced in accordance with the laws of such State applicable to contracts made and to be performed in such State, without giving effect to the principles of conflict of laws.



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